SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)		78216-6999 (Zip Code)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 17, 2005 Tesoro (the “Company”) issued a press release (the “Press Release”) announcing that William T. Van Kleef, Chief Operating Officer, is resigning from Tesoro and William J. Finnerty will replace Mr. Van Kleef as Executive Vice President of Operations effective immediately. Mr. Finnerty, with over 25 years of industry experience, previously served as Senior Vice President, Supply and Distribution since February 2004. He joined Tesoro in December 2003 as Vice President, Crude Oil and Logistics. Prior to joining Tesoro, Mr. Finnerty served in several capacities including, Vice President, Trading North America Crude for ChevronTexaco from October 2001 to November 2003, Vice President, Texaco Oil Trading and Transport Company from May 2001 to October 2001, Senior Vice President, Trading and Operations for Equiva Trading Company from June 2000 to May 2001 and Vice President, Crude Oil for Equiva Trading Company from March 1998 to June 2000.

The Company also announced that Everett D. Lewis has been promoted to Executive Vice President of Corporate Strategic Planning effective immediately. Mr. Lewis, with over 30 years of industry experience, previously served as Senior Vice President of Corporate Strategic Planning since November 2004. From February 2003 to November 2004, Mr. Lewis served as Senior Vice President, Planning and Optimization. Prior to that, he was Senior Vice President, Planning and Risk Management from April 2001 to February 2003 and Senior Vice President of Strategic Projects from March 1999 to April 2001.

As of the date of this Current Report on Form 8-K, no employment agreements between the Company and Messrs. Finnerty and Lewis have been approved by the Company’s Board of Directors. If any such employment agreements are approved by the Company's Board of Directors, they will be filed as an amendment to this Current Report on Form 8-K. The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

           99.1 Press Release issued on January 17, 2005 by Tesoro Corporation.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2005
TESORO CORPORATION
	By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on January 17, 2005 by Tesoro Corporation.

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